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                                                                EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of Registration Statement No. 333-0917.



                                              /s/ ARTHUR ANDERSEN LLP



Chicago, Illinois
August 22, 1996